United States

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 11, 2017

FNB BANCORP

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-49693	92-2115369
(Commission File Number)	(IRS Employer Identification No.)

975 El Camino Real, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (650) 588-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 11, 2017, TriCo Bancshares, a California corporation (“TriCo”), and FNB Bancorp, a California corporation (“FNBB”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) pursuant to which FNBB will be merged with and into TriCo, with TriCo as the surviving corporation (the “Merger”). The Merger Agreement provides that immediately after the Merger, FNBB’s bank subsidiary, First National Bank of Northern California (“First National Bank”), will merge with and into TriCo’s bank subsidiary, Tri Counties Bank, with Tri Counties Bank as the surviving bank (the “Bank Merger”). The Merger and Bank Merger are collectively referred to in this Current Report on Form 8-K as the “Proposed Transaction.”

A copy of the Merger Agreement is included as Exhibit 2.1 to this Current Report. A summary of the material terms of the Merger Agreement follows.

Merger Consideration

The Merger Agreement provides that each share of FNBB common stock issued and outstanding immediately prior to the effective time of the Merger will be canceled and converted into the right to receive 0.98 shares of TriCo common stock (the “Exchange Ratio”), with cash paid in lieu of fractional shares of TriCo common stock.

Based on the closing price of TriCo common stock of $41.64 on December 8, 2017, the consideration value was $40.81 per share of FNBB common stock or approximately $315.3 million in aggregate. The value of the merger consideration will fluctuate until closing based on the value of TriCo’s stock and subject to a trading collar in certain circumstances. Upon consummation of the Merger, the shareholders of FNBB will own approximately 24% of the combined company.

The Merger Agreement includes a trading collar that could result in termination of the Merger Agreement or a change to the Exchange Ratio. First, TriCo can elect to terminate the Merger Agreement if both (i) the average share price of TriCo common stock for the 20 day period up to and including the fifth day prior to the closing date (the “Average Closing Share Price”) is greater than $49.78, which equals 120% of the average share price of TriCo Stock for the 20 trading-day period up to and including December 8, 2017, which was $41.48 (the “Initial Price”) and (ii) TriCo common stock outperforms the KBW Regional Banking Index by more than 20%, unless FNBB agrees that the Exchange Ratio will be reduced and fewer shares of TriCo common stock will be issued to FNBB shareholders on a per share basis. Conversely, FNBB can terminate the Merger Agreement if both (i) the Average Closing Share Price is less than $33.18, which is equivalent to 80% of the Initial Price, and (ii) TriCo common stock underperforms the KBW Regional Banking Index by more than 20%, unless TriCo agrees that the Exchange Ratio will be increased and more shares of TriCo common stock will be issued to FNBB shareholders on a per share basis.

FNBB Options

Upon consummation of the Merger, each outstanding and unexercised option to acquire shares of FNBB common stock will be canceled and, in exchange, the holder of the option will be entitled to receive, whether or not the option is fully vested, a lump sum cash payment equal to the product of (1) the number of shares of FNBB common stock remaining under the option multiplied by (2) the Exchange Ratio multiplied by (3) the amount, if any, by which the Average Closing Share Price exceeds the exercise price of the option.

Potential Termination

The Merger Agreement may be terminated in certain circumstances, including (i) by mutual written consent of the parties, (ii) by either party in the event, under certain circumstances, that the Merger is not consummated by September 30, 2018, (iii) by either party in the event that any required regulatory approval is denied and such denial has become final and non-appealable or if there is a permanent injunction restraining the Merger or the Bank Merger, (iv) by TriCo if any of the required regulatory approvals includes conditions, restrictions or requirements which the TriCo Board of Directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the economic benefits of the Proposed Transactions contemplated by the Merger Agreement to such a degree that TriCo would not have entered into the Merger Agreement had such conditions, restrictions or requirements been known, (v) by either party if the other party has breached its representations, warranties or covenants set forth in the Merger Agreement in a manner that would cause the failure of the closing conditions to be satisfied, subject to a 30-day cure period, (vi) by TriCo if the FNBB Board of Directors has (a) failed to make, or qualified or modified, its favorable recommendation of the Merger to FNBB’s shareholders in a manner adverse to TriCo, (b) recommended, endorsed, accepted or agreed to a competing acquisition proposal, (c) failed to call, give notice of, convene and hold the FNBB shareholder meeting to approve the Merger, or (d) resolved to do any of the foregoing, or (vii) by TriCo or FNBB based on the trading collar described above, under certain circumstances.

Shareholder Agreements

As an inducement to TriCo to enter into the Merger Agreement, each director and certain executive officers of FNBB holding an aggregate of approximately 23% of the outstanding FNBB common stock, entered into a shareholder agreement with TriCo and FNBB pursuant to which he or she agreed, among other things, to vote all shares of FNBB Common Stock beneficially owned by him or her in favor of adoption and approval of the Merger Agreement and any other matters required to be approved for the consummation of the Proposed Transaction at any meeting of the shareholders of FNBB. These shareholders also agreed to certain restrictions on their ability to transfer their shares of FNBB common stock until at least a majority of all issued and outstanding shares of FNBB common stock have been irrevocably voted in favor of the Merger, the Merger Agreement and the transactions contemplated thereby. In addition, subject to certain enumerated exceptions, these shareholders agreed to refrain from competing with TriCo or soliciting customers and employees of FNBB or its subsidiaries for a period of two (2) years, subject to, and following the completion of the Merger. TriCo has agreed to waive the non-compete provision of the shareholder agreement for David A. Curtis, Senior Vice President and Chief Financial Officer, provided Mr. Curtis remains employed as the Chief Financial Officer of FNBB at the close of the Merger. The shareholder agreement is substantially in the form included as Exhibit A to the Merger Agreement.

Appointment of Directors

In the Merger Agreement, TriCo has agreed to appoint, effective as of the effective time of the Merger, two current directors of FNBB, each of whom must be mutually agreeable to TriCo and FNBB, as directors of TriCo and Tri Counties Bank, to serve until TriCo’s first annual meeting following the Merger. Subject to the fiduciary duties of the TriCo Board of Directors, TriCo is required to nominate such individuals for reelection as directors at the first annual meeting of shareholders of TriCo following the effective time of the Merger. TriCo and FNBB have not determined which of the FNBB directors will be selected.

Representations and Warranties; Certain Covenants

The Merger Agreement contains customary representations and warranties from FNBB to TriCo, which are qualified by the confidential disclosures provided by FNBB to TriCo, and customary representations and warranties from TriCo to FNBB.

The Merger Agreement requires FNBB to conduct its business in the ordinary and usual course, consistent with past practice, to preserve its business organization, keep available the present services of its employees and preserve for itself and TriCo the goodwill of the customers of FNBB and others with whom business relations exist.

Conditions to the Proposed Transaction

The consummation of the Merger is subject to a number of conditions, which include: (i) the approval of the Merger Agreement by FNBB’s shareholders and the approval of the Merger Agreement and the issuance of shares of TriCo common stock by TriCo’s shareholders; (ii) as of the closing of the Merger, FNBB shall have tangible common equity of not less than $119.0 million, subject to credit for certain merger-related expenses and certain assumptions and adjustments that are set forth in the Merger Agreement; (iv) the receipt of all necessary regulatory approvals for the Proposed Transaction, without the imposition of conditions or requirements that the TriCo Board of Directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the economic benefits of the Proposed Transaction; (v) the absence of any regulation, judgment, decree, injunction or other order of a governmental authority which prohibits the consummation of the Proposed Transaction or which prohibits or makes illegal the consummation of the Proposed Transaction; (vi) the effective registration of the shares of TriCo Common Stock to be issued to FNBB’s shareholders with the Securities and Exchange Commission (the “SEC”) and the approval of such shares for listing on the Nasdaq Global Select Market; (vii) all representations and warranties made by TriCo and FNBB in the Merger Agreement must remain true and correct, except for certain inaccuracies that would not have, or would not reasonably be expected to have, a material adverse effect; and (viii) TriCo and FNBB must have performed their respective obligations under the Merger Agreement in all material respects.

Termination Fee

FNBB must pay TriCo a $12.0 million termination fee if the Merger Agreement is terminated under certain circumstances set forth in the Merger Agreement.

Expenses of the Proposed Transaction

Each party will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby.

Employment Agreements

TriCo and Tri Counties Bank have entered into employment agreements with James Black, Anthony Clifford, and Randy Brugioni, of FNBB, which will become effective upon consummation of the Merger. Pursuant to the terms of their employment agreements, Mr. Black will be employed by Tri Counites Bank as Commercial Lending President – San Francisco Region, Mr. Clifford as Regional President – San Francisco Region, and Mr. Brugioni as Senior Vice President – Senior Credit Administrator. Mr. Black’s and Mr. Clifford’s employment agreements have a one year term and Mr. Brugioni’s employment agreement has a two year term.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding TriCo, Tri Counties Bank, FNBB, First National Bank, or their respective affiliates or their respective businesses.

ITEM 7.01. REGULATION FD DISCLOSURE

TriCo has prepared an investor presentation regarding the Proposed Transaction, which it expects to use in connection with presentations to analysts and investors. The presentation is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The preceding information, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01. OTHER EVENTS.

On December 11, 2017, TriCo and FNBB issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K. For additional information about the Proposed Transaction, see Item 1.01 of this Current Report on Form 8-K.

* * *

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements regarding TriCo, Tri Counties Bank, FNBB, First National Bank and the Proposed Transaction. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward- looking statements. Such risks and uncertainties include, but are not limited to, the following factors: the possibility that any of the anticipated benefits of the Proposed Transaction will not be realized or will not be realized within the expected time period; the risk that integration of FNBB’s operations with those of TriCo will be materially delayed or will be more costly or difficult than expected; the inability to complete the merger in a timely manner; the inability to complete the merger due to the failure of TriCo’s or FNBB’s shareholders to adopt the Merger Agreement; diversion of management’s attention from ongoing business operations and opportunities; the failure to satisfy any conditions to completion of the Merger, including receipt of required regulatory and other approvals; the failure of the Merger to close for any other reason; the challenges of integrating and retaining key employees; the effect of the announcement of the Proposed Transaction on TriCo’s, FNBB’s or the combined company’s respective customer relationships and operating results; the possibility that the Proposed Transaction may be more expensive to complete than anticipated or that the combined company will not achieve anticipated earnings accretion or cost savings as a result of unexpected factors or events; the risks of expanding into a new market; and general competitive, economic, political and market conditions and fluctuations. Annualized, pro forma, projected and estimated numbers in the press release and investor presentation are used for illustrative purposes only, are not forecasts and may not reflect actual results.

TriCo, Tri Counties Bank, FNBB and First National Bank undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Additional Information About the Merger and Where to Find It

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the Proposed Transaction, TriCo will file a registration statement on Form S-4 with the SEC. The registration statement will contain a joint proxy statement/prospectus to be distributed to the shareholders of FNBB and TriCo in connection with their vote on the Merger. SHAREHOLDERS OF FNBB AND TRICO ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final joint proxy statement/prospectus will be mailed to shareholders of FNBB and TriCo. Investors and security holders will be able to obtain those documents, and any other documents TriCo and FNBB have filed with the SEC, free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by TriCo and FNBB will be available free of charge by (1) accessing TriCo’s website at www.tcbk.com under the “Investor Relations” link and then under the heading “SEC Filings,” (2) accessing FNBB’s website at www.fnbnorcal.com under the “Investor Relations” link and then under the heading “SEC Information” (3) writing TriCo at 63 Constitution Drive, Chico, CA 95973, Attention: Shareholder Services or (4) writing FNBB at 975 El Camino Real, South San Francisco, CA 94080, Attention: Investor Relations Officer.

The directors, executive officers and certain other members of management and employees of TriCo may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information about the directors and executive officers of TriCo is included in the proxy statement for its 2017 annual meeting of TriCo shareholders, which was filed with the SEC on April 17, 2017. The directors, executive officers and certain other members of management and employees of FNBB may also be deemed to be participants in the solicitation of proxies in favor of the Merger from the shareholders of FNBB. Information about the directors and executive officers of FNBB is included in the proxy statement for its 2017 annual meeting of FNBB shareholders, which was filed with the SEC on May 12, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Proposed Transaction may be obtained by reading the joint proxy statement/prospectus regarding the Proposed Transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit

Number

2.1	Agreement and Plan of Merger and Reorganization, dated as of December 11, 2017, by and between TriCo Bancshares and FNB Bancorp

99.1	Investor Presentation dated December 11, 2017

99.2	Press release dated December 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB BANCORP (Registrant)

Dated: December 11, 2017.	By:	/s/ Dave A. Curtis
Dave A. Curtis
Senior Vice President and
Chief Financial Officer
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